Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-207932

Prospectus

Veritex Holdings, Inc.

1,572,370 Shares

Common Stock

8,000 Shares

Senior Non-Cumulative Perpetual Preferred Stock, Series C

The selling stockholders identified in this prospectus may use this prospectus to offer and sell from time to time 1,572,370 shares of our common stock, par value $0.01 per share, and 8,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series C. We will not receive any of the proceeds from the sale of securities by the selling stockholders under this prospectus.

We have registered the securities covered by this prospectus in order to satisfy our obligations under agreements entered into prior to our initial public offering.

Our common stock is listed on the NASDAQ Global Market under the symbol “VBTX.”

Our  Series C preferred stock was issued to the Secretary of the Treasury in connection with our participation in the Small Business Lending Fund, or SBLF, program. The Series C preferred stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. The dividend rate is currently 1.0% per annum. Beginning February 2016, the dividend rate will increase to 9.0% per annum. The Series C preferred stock may be redeemed at any time, at our option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of our primary federal banking regulator. There is no established public market for our Series C preferred stock.

The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2015.

In this prospectus, unless the context requires otherwise, “Veritex,” “we,” “us” and “our” refer to Veritex Holdings, Inc. and its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, the selling stockholders may offer and sell, from time to time and in one or more offerings, the securities described in this prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy the offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT VERITEX HOLDINGS, INC.

Veritex Holdings, Inc. is a Texas corporation headquartered in Dallas, Texas and is a bank holding company registered under the Bank Holding Company Act of 1956. Through our wholly-owned subsidiary, Veritex Community Bank, a Texas state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals.

Our principal executive offices are located at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, and our telephone number is (972) 349-6200. Our website is www.veritexbank.com.  References to our website are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements included in this prospectus or the documents incorporated by reference herein are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

•                                          risks related to the concentration of our business within the Dallas metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas metropolitan area;

•                                          our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

•                                          risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions and possible failures in realizing the anticipated benefits from acquisitions;

•                                          our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

•                                          our ability to retain executive officers and key employees and their customer and community relationships;

•                                          risks associated with our limited operating history and the relatively unseasoned nature of a significant portion of our loan portfolio;

•                                          market conditions and economic trends nationally, regionally and particularly in the Dallas metropolitan area and Texas;

•                                          risks related to our strategic focus on lending to small to medium-sized businesses;

•                                          the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

•                                          risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

•                                          risks associated with our nonfarm nonresidential and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•                                          potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

•                                          risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

•                                          our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

•                                          changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

•                                          potential fluctuations in the market value and liquidity of our investment securities;

•                                          the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•                                          our ability to maintain an effective system of disclosure controls and procedures and internal controls over financial reporting;

•                                          risks associated with fraudulent and negligent acts by our customers, employees or vendors;

•                                          our ability to keep pace with technological change or difficulties when implementing new technologies;

•                                          risks associated with system failures or failures to prevent breaches of our network security;

•                                          risks associated with data processing system failures and errors;

•                                          our actual cost savings resulting from the acquisition of IBT Bancorp are less than expected, we are unable to realize those cost savings as soon as expected or we incur additional or unexpected costs;

•                                          our revenues after the IBT Bancorp acquisition are less than expected;

•                                          potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

•                                          the institution and outcome of litigation and other legal proceeding against us or to which we become subject;

•                                          our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

•                                          the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•                                          governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System;

•                                          our ability to comply with supervisory actions by federal and state banking agencies;

•                                          changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverage; and

•                                          systemic risks associated with the soundness of other financial institutions.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K (our “Latest Form 10-K”) and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. You should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our Latest Form 10-K under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. We may also include updated or additional disclosure about risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

RATIO OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

The following table presents the ratio of our combined fixed charges and preferred stock dividends to earnings for the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Excluding interest on deposits	11.80	8.14	7.51	2.72	1.15	(10.34)
Including interest on deposits	4.10	3.24	2.73	1.57	1.05	(2.31)

For purposes of computing this ratio (i) earnings consists of income before income taxes plus fixed charges and preferred stock dividends, (ii) fixed charges and preferred stock dividends, excluding interest on deposits, includes interest expense (other than on deposits), preferred stock dividends and the estimated portion of rental expense attributable to interest, and (iii) fixed charges and preferred stock dividends, including interest on deposits, includes all interest expense, preferred stock dividends and the estimated portion of rental expense attributable to interest.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities offered by this prospectus. See “Selling Stockholders.”

DESCRIPTION OF COMMON STOCK

General

The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.

We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect as of the completion of this offering). The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our amended and restated certificate of formation and bylaws. Our amended and restated certificate of formation and bylaws have been filed with the SEC as Exhibit 3.1 and Exhibit 3.2 to the registration statement of which this prospectus is a part, and we encourage you to read those documents.

Our amended and restated certificate of formation authorizes us to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 8,000 shares are designated as Series C preferred stock. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Voting Rights

Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after all other indebtedness has been retired.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “VBTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, 8th Floor, New York, NY 10004.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•                                          the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•                                          the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and are considered to be an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•                                          the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•                                          a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•                                          a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•                                          a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a nonnegotiated merger or other business combination involving Veritex, even if that event would be beneficial to our shareholders.

Action by Written Consent

Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our amended and restated certificate of formation provides for shareholder action by less than unanimous written consent.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•                                          authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•                                          a requirement that directors only be removed from office for cause and only upon the affirmative vote of the holders of four fifths (4/5) of the outstanding shares of our common stock;

•                                          a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•                                          a provision that any special meeting of our shareholders may be called only by a majority of the board of directors, the Chairman, the President or a holder or group of holders of at least 10.0% of our shares entitled to vote at the meeting;

•                                          no provision providing for the cumulative voting in the election of directors; and

•                                          a limitation on the ability of shareholders to call special meetings to those shareholders owning at least 10% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of formation will provide that our directors and officers will be indemnified by us to the fullest extent permitted by the TBOC, against all expenses incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of formation will provide that our directors and officers will not be personally liable for monetary damages to us to the fullest extent permitted by the TBOC.

We have entered into indemnification agreements with our officers and directors pursuant to which they will be indemnified as described above and will be advanced costs and expenses subject to the condition that such officers and directors will reimburse us for all advancements paid if a final judicial determination is made that such officer or director is not entitled to indemnification under applicable law or regulation.

DESCRIPTION OF SERIES C PREFERRED STOCK

General

As of the date of this prospectus, only one series of our preferred stock is authorized, issued and outstanding. On August 25, 2011, we issued 8,000 shares of our Series C preferred stock, $1,000 liquidation value per share, in connection with our participation in the U.S. Treasury’s SBLF program, all of which are covered by this prospectus.

Voting Rights

The holders of the Series C preferred stock do not have voting rights other than with respect to certain matters relating to the rights of holders of Series C preferred stock, on certain corporate transactions such as a merger or sale of all or substantially all of our assets, and, if applicable, the election of additional directors described below.

Dividends

The Series C preferred stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. The dividend rate is currently 1.0% per annum. Beginning February 2016, the dividend rate will increase to 9.0% per annum.

Dividends on the Series C preferred stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series C preferred stock for a particular dividend period, then the holders of the Series C preferred stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period.  Our failure to pay a dividend on the Series C preferred stock will restrict our ability to pay dividends on and repurchase other classes and series of our capital stock, including our common stock. In addition, our failure to pay dividends on the Series C preferred stock for six or more dividend periods, whether consecutive or not, will give the holders of the Series C preferred stock the right to appoint a non-voting observer on our board of directors.

Redemption

The Series C preferred stock may be redeemed at any time at our option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, regardless of whether such dividends have been declared for that period, subject to the approval of our primary federal banking regulator.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series C preferred stock will be entitled to receive for each share of Series C preferred stock, out of our assets or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock payment of an amount equal to the sum of (1) the $1,000 liquidation preference amount per share of Series C preferred stock and (2) the amount of any accrued and unpaid dividends on the Series C preferred stock.

SELLING STOCKHOLDERS

Common Stock

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder of the common stock under this prospectus, the total number of shares of common stock beneficially owned by it as of November 10, 2015, the maximum number of shares of common stock that the selling stockholder may sell using this prospectus and the total number and percentage of outstanding shares of common stock that will be beneficially owned by the selling stockholder upon completion of the offering. In addition, because the selling stockholders may sell all, some or none of their securities, the table assumes that the below listed selling stockholder is offering, and will sell, all of the common stock to which this prospectus relates.

We have prepared the table based on information given to us by, or on behalf of, the selling stockholder on or before September 28, 2015. Because the selling stockholder may offer, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the amount of common stock that will be held by the selling stockholder upon the consummation of any sales.

Name of Selling Stockholder	Common Stock Beneficially Owned	Common Stock Offered	Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered	Percentage of Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered
SunTx Veritex Holdings, LP(a)	1,572,370	1,572,370	0	0

(a)         All of these shares are held by SunTx Veritex Holdings, L.P. (“SunTx”), an entity controlled by Ned N. Fleming, III. The business address of SunTx is 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.  Pursuant to an agreement between SunTx and us, SunTx is entitled to nominate one representative to serve on our board of directors and the board of directors of Veritex Community Bank (the “Bank”) for so long as SunTx holds at least 4.9% of our issued and outstanding common stock. We must use our reasonable best efforts to have the SunTx representative elected to our board. The director representative of SunTx is entitled to the same compensation, indemnification and reimbursement rights as the other members of our board of directors. In addition, SunTx also has the right to appoint a non-voting observer to attend our board meetings and those of the Bank. We also granted SunTx information and access rights with respect to our business. Michael D. Ilagan currently serves as the SunTx representative on our board of directors and the board of directors of the Bank.

Senior Non-Cumulative Perpetual Preferred Stock, Series C

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder of the Series C preferred stock under this prospectus, the total number of shares of Series C preferred stock beneficially owned by it as of November 10, 2015, the maximum number of shares of Series C preferred stock that the selling stockholder may sell using this prospectus and the total number and percentage of outstanding shares of Series C preferred stock that will be beneficially owned by such selling stockholder upon completion of the offering. In addition, because the selling stockholders may sell all, some or none of their securities, the table assumes that the below listed selling stockholder is offering, and will sell, all of the Series C preferred stock to which this prospectus relates.

Name of Selling Stockholder	Senior Non- Cumulative Perpetual Preferred Stock, Series C Beneficially Owned	Senior Non- Cumulative Perpetual Preferred Stock, Series C Offered	Senior Non-Cumulative Perpetual Preferred Stock, Series C Beneficially Owned, Assuming the Sale of all Offered	Percentage of Senior Non-Cumulative Perpetual Preferred Stock, Series C Beneficially Owned, Assuming the Sale of all Offered
Secretary of the Treasury	8,000	8,000	0	0

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. We have registered the securities covered by this prospectus for offer and sale by the selling stockholders so that those securities may be freely sold to the public by the selling stockholders. Registration of the securities covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.

We will not receive any proceeds from any sale of the securities by the selling stockholders. We will pay all costs, expenses and fees in connection with the registration of the securities, including fees of our counsel and accountants, fees payable to the SEC and listing fees. We estimate those fees and expenses to be approximately $125,000. The selling stockholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the securities covered by this prospectus.

The selling stockholders may sell the securities covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•                  in privately negotiated transactions;

•                  through broker-dealers, who may act as agents or principals;

•                  in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through one or more underwriters on a firm commitment or best-efforts basis;

•                  directly to one or more purchasers;

•                  through agents; or

•                  in any combination of the above.

The securities covered by this prospectus may be sold:

•                  on a national securities exchange;

•                  in the over-the-counter market;

•                  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

•                  through the writing of options whether the options are listed on an option exchange or otherwise;

•                  in a public auction;

•                  through an in-kind distribution of the common stock by the selling stockholders to their partners, members, or stockholders; or

•                  in any combination of the above or any other method permitted pursuant to applicable law.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•                  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account under this prospectus;

•                  ordinary brokerage transactions; or

•                  transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will state the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

In connection with the sale of the securities covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent.

The common stock is listed on the NASDAQ Global Market under the symbol “VBTX.”  There is no established public market for our Series C preferred stock.

Any underwriters, broker-dealers or agents participating in the distribution of the common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

Some of the securities covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than under this prospectus.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. SunTx Veritex Holdings, LP has also agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, for information it furnished to us for use in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Market under the symbol “VBTX,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

NASDAQ Stock Market, Inc. Global Market One Liberty Plaza 165 Broadway New York, NY 10006

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.veritexbank.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:

8214 Westchester Drive, Suite 400
 Dallas, Texas 75225
 (972) 349-6200
Attention: Corporate Secretary

The information contained on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means:

•                                          incorporated documents are considered part of this prospectus;

•                                          we can disclose important information to you by referring you to those documents; and

•                                          information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-36682). These documents contain important information about us:

•                                          our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 27, 2015, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 27, 2015, that is incorporated by reference in that Annual Report on Form 10-K;

•                                          our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 4, 2015;

•                                          our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on July 31, 2015;

•                                          our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on October 30, 2015;

•                                          our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on May 18, 2015 and July 1, 2015 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•                                          the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on October 8, 2014, and any other amendment or report filed for the purposes of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2014 and 2013 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2012 incorporated by reference in this prospectus have been audited by JonesBaggett LLP, an independent registered public accounting firm, who merged with Whitley Penn LLP, an independent registered public accounting firm, as of November 1, 2014, as stated in their report incorporated by reference herein.  Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,572,370 Shares
Common Stock

8,000 Shares
Senior Non-Cumulative Perpetual Preferred Stock, Series C

Veritex Holdings, Inc.